Nicholas K. Fortson

2638 Page Court

Ann Arbor, MI 48104

734 845-6052

February 25, 2008

Mr. Stephen L. Ranzini

President and Chairman of the Board

University Bank

2015 Washtenaw Avenue

Ann Arbor, MI 48104

Dear Stephen:

Please accept this letter as formal notification that I am leaving my position with University Bank on March 7, 2008.

Thank you for the opportunities you have provided me during my time with the company.

If I can be of any assistance during this transition, please let me know.

Sincerely,

/s/Nicholas K. Fortson

Nicholas K. Fortson